UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2026

Minerva Neurosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-36517	26-0784194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 District Avenue, Burlington, MA 01803

(Address of principal executive offices) (Zip Code)

(617) 600-7373

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NERV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 27, 2026, Minerva Neurosciences, Inc. (the “Company”) entered into a Sales Agreement (the “Agreement”) with Leerink Partners LLC (the “Agent”) with respect to an “at-the market” offering program, pursuant to which the Company may issue and sell, from time to time, shares of its common stock, par value $0.0001 per share (“Common Stock”). The issuance and sale, if any, of shares of the Company’s Common Stock under the Agreement will be effected pursuant to the Company’s registration statement on Form S-3 (File No. 333-294203), which became effective on March 19, 2026, and the related prospectus supplement dated May 27, 2026 (the “Prospectus Supplement”), in each case filed with the U.S. Securities and Exchange Commission (the “SEC”). In accordance with the terms of the Agreement, under the Prospectus Supplement, the Company may offer and sell shares of its Common Stock having an aggregate offering price of up to $75.0 million from time to time through the Agent (such shares of Common Stock, the “ATM Shares” and such program, the “ATM Offering”).

Subject to the terms and conditions of the Agreement, the Agent will use its commercially reasonable efforts to sell the ATM Shares on the Company’s behalf from time to time, based upon the Company’s instructions, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and rules of the Nasdaq Stock Market LLC. The Company has provided the Agent with customary indemnification rights, and the Agent will be entitled to a commission of 3.0% of the gross proceeds of any sales of the ATM Shares sold through the Agent under the Agreement.

The issuance and sale of the ATM Shares, if any, under the Agreement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended. The Company has no obligation to sell any of the ATM Shares, and the Agent is not required to sell any specific number or dollar amount of the ATM Shares under the Agreement. The Company or the Agent may suspend the offering of the ATM Shares upon notice to the other party and subject to other conditions and, by giving prior notice as specified in the Agreement, terminate the Agreement in each party’s sole discretion.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 1.1 and incorporated by reference herein.

The representations, warranties and covenants contained in the Agreement were made solely for the benefit of the parties to the Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock, nor shall there be any offer, solicitation, or sale of shares of Common Stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The legal opinion of Cooley LLP relating to the legality of the issuance and sale of the ATM Shares pursuant to the ATM Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01. Other Events.

As previously announced, the Company is conducting a Phase 3 confirmatory trial, which is referred to as the C19 trial, for its lead product candidate, roluperidone, for the treatment of negative symptoms in patients diagnosed with schizophrenia. The primary efficacy results of the C19 trial will be assessed after 12 weeks of treatment with roluperidone compared to placebo. To support an intended monotherapy indication for roluperidone, patients then enter a relapse assessment phase of the trial. Following additional feedback received from the U.S. Food and Drug Administration, the Company has revised the relapse assessment phase of the trial to extend it from 40 weeks to 52 weeks. During the relapse assessment phase patients will crossover to receive either a daily 64 mg dose of roluperidone or antipsychotics. The Company continues to expect topline efficacy results in the second half of 2027 and relapse assessment data in the second half of 2028.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts, reflect management’s expectations as of the date of this Current Report on Form 8-K, and involve certain risks and uncertainties. Forward-looking statements include, but are not limited to, statements herein with respect to implied or express statements regarding the expected timeline, design and conduct of the Company’s Phase 3 trial of roluperidone for the treatment of negative symptoms in schizophrenia. These forward-looking statements are based on the Company’s current expectations and may differ materially from actual results due to a variety of factors including, without limitation, interactions with, and feedback from the U.S. Food and Drug Administration; the Company’s future financial performance and position and plans and objectives for future operations; the expected sufficiency of the Company’s existing cash resources and runway may not be accurate resulting in the need for additional financing sooner than anticipated or unexpected liquidity constraints; the internal and external costs required for the Company’s ongoing and planned activities, and the resulting impact on expense and use of cash, may be higher than expected, which may cause the Company to use cash more quickly than expected or to change or curtail some of the Company’s plans or both; trials and studies may be delayed and may not have satisfactory outcomes, and earlier trials and studies may not be predictive of later trials and studies; the design and rate of enrollment for clinical trials, including the current design of the Phase 3 trial evaluating roluperidone, may not enable successful completion of the trials; the commercial opportunity for roluperidone in negative symptoms of schizophrenia may be smaller than anticipated; the Company may be unable to obtain and maintain regulatory approvals; the Company may experience uncertainties inherent in the initiation and completion of clinical trials and clinical development; the need to align with collaborators or partners may hamper or delay development and regulatory efforts or increase costs; uncertainties of patent protection and litigation; general economic conditions; and other factors that are described under the caption “Risk Factors” in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission on March 11, 2026, as updated by its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the Securities and Exchange Commission on May 5, 2026. The forward-looking statements in this Current Report on Form 8-K are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1†	Sales Agreement, by and between Minerva Neurosciences, Inc. and Leerink Partners LLC, dated May 27, 2026.

5.1	Opinion of Cooley LLP.

5.2	Consent of Cooley LLP (contained in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

†

Certain schedules and exhibits to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2026	MINERVA NEUROSCIENCES, INC.

/s/ Frederick Ahlholm
Frederick Ahlholm
Chief Financial Officer

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